Exhibit 99.1

Clearway Energy, Inc. Reports Second Quarter 2022 Financial Results

•Signed binding agreement to acquire a 413 MW wind portfolio
•Executed new Resource Adequacy contracts for Marsh Landing; plant now fully contracted through 2026
•Reaffirming 2022 financial guidance and raising pro forma CAFD outlook
•TotalEnergies entered into an agreement to acquire a 50% interest in Clearway’s sponsor from Global Infrastructure Partners
•Increasing the quarterly dividend by 2% to $0.3604 per share in the third quarter of 2022, or $1.442 per share annualized
•Continue to target annual dividend per share growth in the upper range of 5% to 8% through 2026

PRINCETON, NJ — August 2, 2022— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported second quarter 2022 financial results, including Net Income of $1,149 million, Adjusted EBITDA of $366 million, Cash from Operating Activities of $186 million, and Cash Available for Distribution (CAFD) of $176 million.

"Clearway’s year to date financial performance is materially in-line with expectations as 2nd quarter consolidated CAFD results were within the Company’s sensitivity range,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “With the binding agreement to acquire the Capistrano wind portfolio, the Company has now committed to, or has line of sight on, the future deployment of over 55% of the $750 million of excess proceeds from the Thermal sale and remains on track to achieve its long-term growth objectives, including the ability to deliver at the upper range of its dividend growth target through 2026.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/22	6/30/21	6/30/22	6/30/21
Conventional	33	40	80	73
Renewables	83	27	(36)	(29)
Thermal	4	6	17	10
Corporate	1,029	(41)	991	(98)
Net Income/(Loss)	$1,149	$32	$1,052	$(44)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/22	6/30/21	6/30/22	6/30/21
Conventional	85	96	183	183
Renewables	285	257	439	360
Thermal	5	19	23	36
Corporate	(9)	(7)	(19)	(16)
Adjusted EBITDA	$366	$365	626	$563

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Six Months Ended
($ millions)	6/30/22	6/30/21	6/30/22	6/30/21
Cash from Operating Activities	$186	$194	279	241
Cash Available for Distribution (CAFD)	$176	$155	$174	$140

For the second quarter of 2022, the Company reported Net Income of $1,149 million, Adjusted EBITDA of $366 million, Cash from Operating Activities of $186 million, and CAFD of $176 million. Net Income increased versus 2021 primarily due to the one-time $1.29 billion gain from the sale of the Thermal Business. Adjusted EBITDA results in the second quarter of 2022 were higher than 2021 as the contribution from growth investments was offset by the disposition of the Thermal Business and the timing of spring outages at the Conventional segment. CAFD results during the second quarter of 2022 were higher than 2021 primarily due to growth investments and the timing of project level debt service from the Viento refinancing, which was completed in March 2022, partially offset by the disposition of the Thermal Business.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended		Six Months Ended
	6/30/22	6/30/21	6/30/22	6/30/21
Conventional Equivalent Availability Factor[1]	88.3%	97.2%	91.8%	90.2%
Renewables Generation Sold (MWh)[2]	4,416	3,370	7,735	5,900

In the second quarter of 2022, availability at the Conventional segment was lower than the second quarter of 2021 primarily due to the timing of spring outages versus last year and a forced outage at the El Segundo Energy Center which ended in early July of 2022. Generation in the Renewables segment during the second quarter of 2022 was 31% higher than the second quarter of 2021 primarily due to the contribution of growth investments.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	6/30/2022	12/31/2021
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$820	$33
Subsidiaries	135	146
Restricted Cash:
Operating accounts	143	246
Reserves, including debt service, distributions, performance obligations and other reserves	190	229
Total Cash	$1,288	$654
Revolving credit facility availability	408	167
Total Liquidity	$1,696	$821

Total liquidity as of June 30, 2022, was $1,696 million, which was $875 million higher than as of December 31, 2021, primarily due to the proceeds received from the sale of the Thermal Business. This was partially offset by the repayment of $305 million in outstanding borrowings under the Company's revolving credit facility and the $335 million under the Bridge Loan Agreement.

As of June 30, 2022, the Company's liquidity included $333 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted
1 Excludes unconsolidated projects
2 Generation sold excludes MWh that are reimbursable for economic curtailment; volumes do not include the MWh generated/sold by the Company's equity method investments in their use. As of June 30, 2022, these restricted funds were comprised of $143 million designated to fund operating expenses, approximately $42 million designated for current debt service payments, and $122 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $26 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Divestitures

Thermal Disposition

On May 1, 2022, the Company completed the sale of 100% of its interests in the Thermal Business to KKR for net proceeds of approximately $1.46 billion, inclusive of working capital adjustments, which excludes approximately $18 million in transaction expenses that were incurred in connection with the disposition. The Thermal Disposition resulted in a gain of $1.29 billion. The proceeds from the sale were utilized to repay temporary cash borrowings including $305 million of outstanding borrowings under the Company's revolving credit facility and the $335 million under the Bridge Loan Agreement. The remaining proceeds were invested in short-term investments classified as cash and cash equivalents on the Company’s consolidated balance sheet as of June 30, 2022.

Growth Investments and Strategic Announcements

Resource Adequacy Agreements at Marsh Landing

In July 2022, the Company contracted with several load serving entities to sell the remaining 20% of Marsh Landing’s available capacity commencing in May 2023. The agreements are for approximately three and a half years. Marsh Landing's capacity is now 100% contracted for a weighted average contract tenor of approximately four years commencing in May 2023 at terms sufficient to maintain project level CAFD in-line with current expectations.

Binding Agreement to Acquire a 413 MW Wind Portfolio

On June 23, 2022, the Company entered into a binding agreement to acquire a portfolio of operating wind projects from Capistrano Wind Partners, LLC (“Capistrano Portfolio”) for, subject to closing adjustments, cash consideration of $255 million, plus the assumption of approximately $160 million of non-recourse debt. The Capistrano Portfolio consists of five utility-scale wind projects representing 413 MW of capacity located in Texas, Nebraska, and Wyoming that achieved commercial operations between 2008 to 2012. The assets within the portfolio sell power under power purchase agreements with investment-grade counterparties that have a weighted average remaining contract duration of approximately 10 years. Concurrent with the acquisition, the Company has also entered into a Development Agreement with Clearway Energy Group ("Clearway Group"), whereby Clearway Group will pay $10 million to the Company to partially fund the acquisition of the Capistrano Portfolio for an exclusive right to develop, construct, and repower the projects in the Capistrano Portfolio (“Rights Fee”)3.

The Company expects its total long-term corporate capital commitment for the acquisition to be approximately $110-130 million4 and is estimated to provide incremental annual levered asset CAFD on a five-year average basis of approximately $12-14 million beginning January 1, 2023. The Company expects the transaction to close in the second half of 2022.

TotalEnergies Agreement to Acquire a 50% Interest in Clearway Group

On May 25, 2022, the Company, and its renewable development partner and parent company, Clearway Group, announced that Global Infrastructure Partners (GIP) had entered into an agreement whereby TotalEnergies will acquire half of GIP’s interest in Clearway Group. In consideration, GIP will receive $1.6 billion cash consideration (subject to purchase price adjustments) and an approximately 50% interest in the TotalEnergies subsidiary that holds its 51% ownership in SunPower Corporation (NASDAQ: SPWR).

3 The Development Agreement is subject to certain terms and conditions. Upon the first repowering, if any, the Company will reimburse Clearway Group for the Rights Fee at a pre-agreed internal rate of return
4 Subject to customary working capital and other closing adjustments; the long-term corporate capital commitment factors in estimated closing adjustments, proceeds from the Rights Fee, and new non-recourse debt

TotalEnergies is expected to enhance growth prospects for the Clearway enterprise by providing (i) a right of first offer on its U.S. onshore renewable assets to the Company and (ii) access to TotalEnergies' power marketing capabilities and corporate relationships to optimize the commercial value of Clearway’s development and operating projects.

The closing of the transaction is subject to customary conditions, including regulatory approvals, and is expected to close in the second half of 2022.

Financing Update

Bridge Loan Agreement

On November 30, 2021, Clearway Energy Operating LLC entered into a senior secured bridge credit agreement, or the Bridge Loan Agreement, that provided for a term loan facility with an aggregate principal amount of $335 million. The borrowings under the Bridge Loan Facility were used to acquire the Utah Solar Portfolio on December 1, 2021. On May 3, 2022, the Company used proceeds from the disposition of the Thermal Business to repay the outstanding principal of $335 million.

Quarterly Dividend

On August 1, 2022, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.3604 per share payable on September 15, 2022, to stockholders of record as of September 1, 2022.

For 2022, the Company anticipates that, due to the sale of the Thermal Business, it may have positive current year earnings and profits. As a result, a portion of any dividends paid to holders of Class A and Class C common stock in 2022 may be treated as taxable dividends for U.S. federal income tax purposes. Such portion of the dividends that could be treated as taxable will depend upon a number of factors, including, but not limited to, the amount of actual gain from the Thermal business sale, overall business performance, and other business activity during the year.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity prices from conventional assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance and Pro Forma CAFD Outlook

The Company is reaffirming its 2022 full year CAFD guidance of $365 million. The Company's 2022 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines and the closing of Thermal disposition on May 1, 2022. 2022 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2022.

With the effects above, the timing of CAFD realization pursuant to 5-year averages, the acquisition of the Capistrano Portfolio, and asset CAFD across all segments being materially in-line with current profiles, the Company is increasing its pro forma CAFD outlook expectations to approximately $400 million from $385 million.

Financial guidance and the pro forma CAFD outlook continue to be based on median renewable energy production estimates for the full year.

Earnings Conference Call

On August 2, 2022, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 5,000 net MW of installed wind and solar generation projects. The Company's over 7,500 net MW of assets also include approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Global Infrastructure Partners.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, the Company’s dividend expectations and its operations, its facilities and its financial results, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s anticipated future relationship and arrangements with Global Infrastructure Partners, TotalEnergies and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to raise additional capital due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, cyber terrorism and inadequate cybersecurity and the Company’s ability to borrow additional funds and access capital markets. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, August 2, 2022, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2022	2021	2022	2021
Operating Revenues
Total operating revenues	$368	$380	$582	$617
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	112	107	240	217
Depreciation, amortization and accretion	126	128	250	256
General and administrative	11	10	23	20
Transaction and integration costs	3	1	5	3
Development costs	1	1	2	2
Total operating costs and expenses	253	247	520	498
Gain on sale of business	1,291	—	1,291	—
Operating Income	1,406	133	1,353	119
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	10	8	14	12
Other income, net	5	1	5	2
Loss on debt extinguishment	—	—	(2)	(42)
Interest expense	(47)	(103)	(94)	(148)
Total other expense, net	(32)	(94)	(77)	(176)
Income (Loss) Before Income Taxes	1,374	39	1,276	(57)
Income tax expense (benefit)	225	7	224	(13)
Net Income (Loss)	1,149	32	1,052	(44)
Less: Income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	579	(3)	514	(82)
Net Income Attributable to Clearway Energy, Inc.	$570	$35	$538	$38
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	82	82	82	82
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$4.89	$0.30	$4.62	$0.32
Dividends Per Class A Common Share	$0.3536	$0.3290	$0.7004	$0.6530
Dividends Per Class C Common Share	$0.3536	$0.3290	$0.7004	$0.6530

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2022	2021	2022	2021
Net Income (Loss)	$1,149	$32	$1,052	$(44)
Other Comprehensive Income
Unrealized gain on derivatives, net of income tax expense of, $1, $— ,$3 and $2	6	—	20	11
Other comprehensive income	6	—	20	11
Comprehensive Income (Loss)	1,155	32	1,072	(33)
Less: Comprehensive income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	583	(3)	526	(75)
Comprehensive Income Attributable to Clearway Energy, Inc.	$572	$35	$546	$42

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	June 30, 2022	December 31, 2021
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$955	$179
Restricted cash	333	475
Accounts receivable — trade	222	144
Accounts receivable — affiliates	2	—
Inventory	39	37
Derivative instruments	9	—
Current assets held-for-sale	—	631
Prepayments and other current assets	75	65
Total current assets	1,635	1,531
Property, plant and equipment, net	7,545	7,650
Other Assets
Equity investments in affiliates	375	381
Intangible assets for power purchase agreements, net	2,340	2,419
Other intangible assets, net	79	80
Derivative instruments	35	6
Deferred income taxes	—	95
Right-of-use assets, net	510	550
Other non-current assets	129	101
Total other assets	3,468	3,632
Total Assets	$12,648	$12,813
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$457	$772
Accounts payable — trade	59	74
Accounts payable — affiliates	16	107
Derivative instruments	75	46
Accrued interest expense	57	54
Current liabilities held-for-sale	—	494
Accrued expenses and other current liabilities	85	84
Total current liabilities	749	1,631
Other Liabilities
Long-term debt	6,605	6,939
Deferred income taxes	110	13
Derivative instruments	280	196
Long-term lease liabilities	527	561
Other non-current liabilities	184	173
Total other liabilities	7,706	7,882
Total Liabilities	8,455	9,513
Redeemable noncontrolling interest in subsidiaries	4	—
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,273,531 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 82,196,386, Class D 42,738,750) at June 30, 2022 and 201,856,166 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 81,779,021, Class D 42,738,750) at December 31, 2021	1	1
Additional paid-in capital	1,785	1,872
Retained earnings (accumulated deficit)	505	(33)
Accumulated other comprehensive income (loss)	2	(6)
Noncontrolling interest	1,896	1,466
Total Stockholders’ Equity	4,189	3,300
Total Liabilities and Stockholders’ Equity	$12,648	$12,813

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2022	2021
Cash Flows from Operating Activities
Net Income (Loss)	$1,052	$(44)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(14)	(12)
Distributions from unconsolidated affiliates	17	16
Depreciation, amortization and accretion	250	256
Amortization of financing costs and debt discounts	7	7
Amortization of intangibles	82	70
Loss on debt extinguishment	2	42
Gain on sale of business	(1,291)	—
Reduction in carrying amount of right-of-use assets	7	5
Changes in deferred income taxes	197	(13)
Changes in derivative instruments	92	20
Cash used in changes in other working capital:
Changes in prepaid and accrued liabilities for tolling agreements	(74)	(76)
Changes in other working capital	(48)	(30)
Net Cash Provided by Operating Activities	279	241
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	—	(211)
Acquisition of Drop Down Assets	(51)	(132)
Capital expenditures	(81)	(93)
Asset purchase from affiliate	—	(21)
Return of investment from unconsolidated affiliates	6	20
Cash receipts from notes receivable	—	4
Proceeds from sale of business	1,457	—
Other	—	13
Net Cash Provided by (Used in) Investing Activities	1,331	(420)
Cash Flows from Financing Activities
(Distributions to) contributions from noncontrolling interests	(7)	265
Payments of dividends and distributions	(141)	(132)
Distributions to CEG of escrowed amounts	(64)	—
Proceeds from the revolving credit facility	80	300
Payments for the revolving credit facility	(325)	(233)
Proceeds from the issuance of long-term debt	214	1,016
Payments of debt issuance costs	(4)	(13)
Payments for short-term and long-term debt	(722)	(1,028)
Other	(7)	9
Net Cash (Used in) Provided by Financing Activities	(976)	184
Net Increase in Cash, Cash Equivalents and Restricted Cash	634	5
Cash, Cash Equivalents and Restricted Cash at beginning of period	654	465
Cash, Cash Equivalents and Restricted Cash at end of period	$1,288	$470

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2022
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity
Balances at December 31, 2021	$—	$1	$1,872	$(33)	$(6)	$1,466	$3,300
Net loss	—	—	—	(32)	—	(67)	(99)
Unrealized gain on derivatives, net of tax	—	—	—	—	6	8	14
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(3)	(3)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	28	28
Mesquite Sky Drop Down	—	—	(1)	—	—	(7)	(8)
Black Rock Drop Down	—	—	—	—	—	1	1
Mililani I Drop Down	—	—	(11)	—	—	(19)	(30)
Non-cash adjustments for change in tax basis	—	—	8	—	—	—	8
Stock based compensation	—	—	(2)	—	—	—	(2)
Common stock dividends and distributions to CEG unit holders	—	—	(40)	—	—	(30)	(70)
Balances at March 31, 2022	$—	$1	$1,826	$(65)	$—	$1,377	$3,139
Net income	—	—	—	570	—	575	1,145
Unrealized gain on derivatives, net of tax	—	—	—	—	2	4	6
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(20)	(20)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(10)	(10)
Non-cash adjustments for change in tax basis	—	—	(1)	—	—	—	(1)
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	(41)	—	—	(30)	(71)
Balances at June 30, 2022	$—	$1	$1,785	$505	$2	$1,896	$4,189

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2021
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders’ Equity
Contributions from CEG, non-cash	—	—	—	—	—	27	27
Contributions from CEG, cash	—	—	—	—	—	103	103
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	126	126
Net proceeds from the issuance of common stock under the ATM Program	—	—	—	—	—	—	—
Distributions to tax equity investors, non-cash	—	—	—	—	—	—	—
Agua Caliente acquisition	—	—	—	—	—	273	273
Stock based compensation	—	—	—	—	—	—	—
Common stock dividends and distributions to CEG unit holders	—	—	(38)	—	—	(28)	(66)
Balances at March 31, 2021	$—	$1	$1,886	$(81)	$(10)	$1,199	$2,995
Net income (loss)	—	—	—	35	—	(4)	31
Unrealized gain (loss) on derivatives, net of tax	—	—	—	—	1	(1)	—
Contributions from CEG, non-cash	—	—	—	—	—	3	3
Contributions from CEG, cash	—	—	—	—	—	1	1
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	38	38
Rattlesnake Drop Down	—	—	—	—	—	1	1
Stock-based compensation	—	—	1	—	—	—	1
Non-cash adjustment for change in tax basis	—	—	(1)	—	—	—	(1)
Common stock dividends and distributions to CEG unit holders	—	—	(38)	—	—	(28)	(66)
Balances at June 30, 2021	$—	$1	$1,848	$(46)	$(9)	$1,209	$3,003

Appendix Table A-1: Three Months Ended June 30, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$33	$83	$4	$1,029	$1,149
Plus:
Income Tax Expense	—	—	—	225	225
Interest Expense, net	10	10	1	24	45
Depreciation, Amortization, and ARO	33	93	—	—	126
Contract Amortization	6	35	—	—	41
Mark to Market (MtM) Losses on economic hedges	—	52	—	—	52
Transaction and integration costs	—	—	—	3	3
Other non-recurring	—	—	—	(1,291)	(1,291)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	12	—	—	15
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$85	$285	$5	$(9)	$366

Appendix Table A-2: Three Months Ended June 30, 2021, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$40	$27	$6	$(41)	$32
Plus:
Income Tax Expense	—	—	—	7	7
Interest Expense, net	16	58	4	25	103
Depreciation, Amortization, and ARO	31	89	8	—	128
Contract Amortization	6	30	1	—	37
Mark to Market (MtM) Losses on economic hedges	—	31	—	—	31
Transaction and integration costs	—	—	—	1	1
Other non-recurring	—	1	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	21	—	—	24
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$96	$257	$19	$(7)	$365

Appendix Table A-3: Six Months Ended June 30, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$80	$(36)	$17	$991	$1,052
Plus:
Income Tax Expense	—	—	—	224	224
Interest Expense, net	18	18	6	50	92
Depreciation, Amortization, and ARO	66	184	—	—	250
Contract Amortization	12	71	—	—	83
Loss on Debt Extinguishment	—	2	—	—	2
Mark to Market (MtM) Losses on Economic Hedges	—	178	—	—	178
Transaction and Integration costs	—	—	—	5	5
Other Non-recurring	1	—	—	(1,291)	(1,290)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	22	—	—	28
Non-Cash Equity Compensation	—	—	—	2	2
Adjusted EBITDA	$183	$439	$23	$(19)	$626

Appendix Table A-4: Six Months Ended June 30, 2021, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$73	$(29)	$10	$(98)	$(44)
Plus:
Income Tax Benefit	—	—	—	(13)	(13)
Interest Expense, net	27	62	9	50	148
Depreciation, Amortization, and ARO	65	176	15	—	256
Contract Amortization	12	55	2	—	69
Loss on Debt Extinguishment	—	1	—	41	42
Mark to Market (MtM) Losses on economic hedges	—	55	—	—	55
Transaction and Integration costs	—	—	—	3	3
Other Non-recurring	—	1	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	39	—	—	45
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$183	$360	$36	$(16)	$563

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/22	6/30/21	6/30/22	6/30/21
Adjusted EBITDA	$366	$365	$626	$563
Cash interest paid	(62)	(72)	(159)	(165)
Changes in prepaid and accrued liabilities for tolling agreements	(30)	(32)	(74)	(76)
Adjustments to reflect sale-type leases and payments for lease expenses	2	—	3	—
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(25)	(32)	(41)	(57)
Distributions from unconsolidated affiliates	6	3	17	16
Changes in working capital and other	(71)	(38)	(93)	(40)
Cash from Operating Activities	186	194	279	241
Changes in working capital and other	71	38	93	40
Development Expenses[5]	1	1	2	2
Return of investment from unconsolidated affiliates	3	12	6	20
Net contributions (to)/from non-controlling interest[6]	(10)	(12)	(20)	15
Maintenance capital expenditures	(5)	(6)	(12)	(12)
Principal amortization of indebtedness[7]	(70)	(72)	(174)	(166)
Cash Available for Distribution	$176	$155	$174	$140

5 Primarily relates to Thermal Development Expenses
6 2022 excludes $50 million of contributions related to the funding of Mesquite Sky, Black Rock, and Mililani; 2021 excludes $107 million of contributions related to funding of Rattlesnake
7 2022 excludes $660 million for the repayment of the Bridge Loan Facility and revolver payments, $186 million for the refinancing of Tapestry Wind, Laredo Ridge, and Viento, and $27 million for the repayment of bridge loans in connection with Mililani; 2021 excludes $868 million total consideration for the redemption of Corporate Notes and revolver payments and $52 million in connection with Pinnacle repowering

Appendix Table A-6: Six Months Ended June 30, 2022, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2022:

Six Months Ended
($ in millions)	6/30/22
Sources:
Proceeds from sale of business	1,457
Net cash provided by operating activities	279
Proceeds from issuance of long-term debt	214
Proceeds from the revolving credit facility	80
Return of investment from unconsolidated affiliates	6

Uses:
Payments for long-term debt	(722)
Payments for the revolving credit facility	(325)
Payments of dividends and distributions	(141)
Capital expenditures	(81)
Distributions to CEG of escrowed amounts	(64)
Acquisition of Drop Down Assets, net of cash acquired	(51)
Other net cash outflows	(18)

Change in total cash, cash equivalents, and restricted cash	$634

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance and Pro Forma Outlook

($ in millions)	2022 Full Year Guidance	Prior Pro Forma CAFD Outlook	Pro Forma CAFD Outlook
Net Income	$110	$75	$100
Income Tax Expense	20	15	20
Interest Expense, net	445	385	395
Depreciation, Amortization, and ARO Expense	585	530	545
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	60	45	45
Non-Cash Equity Compensation	5	5	5
Adjusted EBITDA	1,225	1,055	1,110
Cash interest paid	(317)	(285)	(296)
Changes in prepaid and accrued liabilities for tolling agreements	10	(5)	(5)
Adjustments to reflect sale-type leases and payments for lease expenses	7	6	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(85)	(86)	(86)
Cash distributions from unconsolidated affiliates[8]	45	48	48
Income Tax Payment	(2)	—	—
Cash from Operating Activities	883	733	777
Development Expense[9]	3	—	—
Net distributions to non-controlling interest[10]	(64)	(67)	(67)
Maintenance capital expenditures	(30)	(20)	(23)
Principal amortization of indebtedness	(427)	(261)	(287)
Cash Available for Distribution	$365	$385	$400

Appendix Table A-8: Growth Investments 5 Year Average CAFD

($ in millions)	413 MW Wind Portfolio 5 Year Ave. 2023-2027
Net Income	29 - 30
Interest Expense, net	12 - 10
Depreciation, Amortization, and ARO Expense	13
Adjusted EBITDA	53
Cash interest paid	(12) - (10)
Cash from Operating Activities	41 - 43
Maintenance capital expenditures	(3)
Principal amortization of indebtedness	(26)
Estimated Cash Available for Distribution	12 - 14

8 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
9 Primarily related to Thermal Development Expenses
10 Includes tax equity proceeds and distributions to tax equity partners

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of June 30, 2022 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.